UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2002

SNB BANCSHARES, INC.

(Exact name of registrant as specified in its charter)
Georgia (State or other jurisdiction of incorporation)	000-23261 (Commission File No.)	58-2107916 (IRS Employer I.D. No.)

4219 Forsyth Road, Macon, Georgia 31210

(Address of principal executive offices)

(478) 722-6200

Registrant's Telephone Number, including area code

Not applicable

(Former name or former address, if changed since last report)

________________________________________________________________________

ITEM 5. Other Events

On October 25, 2002, SNB Bancshares, Inc. and Bank of Gray issued a joint press release to report that they had entered into a definitive agreement pursuant to which Bank of Gray will be acquired by merger with an SNB Bancshares, Inc. subsidiary. A copy of such press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.
ITEM 7.Financial Statements and Exhibits
(a) Not applicable
(b) Not applicable.
(c) Exhibits.
99.1 Press Release dated October 25, 2002

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNB BANCSHARES, INC.
Date: October 29, 2002	By: /s/ H. Averett Walker
H. Averett Walker
President and Chief Executive Officer

EXHIBIT INDEX
Exhibit Number	Description

99.1	Press Release distributed October 25, 2002

Exhibit 99.1

BANK OF GRAY AGREES TO MERGE WITH SNB BANCSHARES, INC.

Macon, Georgia, SNB Bancshares, Inc. (NASDAQNM: SNBJ) and Bank of Gray, Gray, Georgia, today announced the execution of a definitive agreement pursuant to which the Bank of Gray will be acquired by merger with an SNB subsidiary. The shareholders of the Bank of Gray will receive $15 million in cash and 1,571,000 common shares of SNB. SNB Bancshares, Inc. is a multi-bank holding company that owns Security Bank of Bibb County, Security Bank of Houston County and Fairfield Financial Services.

Mr. Thad Childs, President and CEO of the Bank of Gray said: "This is a great day for our bank, our customers and our community. The Bank of Gray has stood for superior customer service for nearly 100 years and we're proud to announce this affiliation with SNB in an effort to further improve our customer service capability. We've known SNB and their management for many years. We've found them to be outstanding competitors and exceptional people, also committed to the same ideal of superior customer service that has made us successful. Their expanded product offerings, large branch network across Middle Georgia, and shrewd use of technology to make banking easier and more convenient for our customers were all important factors in our decision."

"SNB Bancshares welcomes The Bank of Gray to the Security Bank family," said Rett Walker, President and CEO of SNB Bancshares, Inc. "The Bank of Gray has been an outstanding financial institution for nearly a century, and we could not be more excited at the prospect of teaming with them. Each organization has been successful independently, however we believe we can be much better working together."

Pending regulatory and shareholder review and approval, the merger is expected to consummate during the second quarter of 2003. The combined company will exceed $750,000,000 in assets and will be counted as one of the ten largest financial institutions in the state. The Bank of Gray will operate after the merger under its existing charter, same management and same local Board of Directors. Subsequent to merger, SNB will offer 13 banking offices to its customers, located in Gray, Macon, Warner Robins, and Perry. Additional information concerning the merger can be found by accessing the Security Bank website at www.securitybank.net.

SNB Bancshares, Inc. is headquartered in Macon, Georgia. SNB currently has 12 banking offices in the Middle Georgia market, plus mortgage-lending officers in Macon, Warner Robins, Rincon, Richmond Hill, St. Simons, Fayetteville, Stockbridge, Columbus and other production locations in the southeast.

For more information, contact Thad Childs, President and CEO, Bank of Gray at (478) 986-3157 or Rett Walker, President and CEO, SNB Bancshares, Inc. at (478) 722-6220.